Exhibit 99.(b)(iv)

Execution Version

Jupiter Company Limited

Jupiter Borrower, Inc.

c/o Trian Fund Management, L.P.
280 Park Avenue, 41st Floor

New York, NY 10017

March 24, 2026

JPMORGAN CHASE BANK, N.A.
270 Park Avenue
New York, New York 10017

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

BANK OF AMERICA, N.A.

BOFA SECURITIES, INC
One Bryant Park
New York, New York 10036

JEFFERIES FINANCE LLC

520 Madison Avenue

New York, New York 10022

MUFG BANK, LTD.

1221 Avenue of the Americas

New York, NY 10020

SUMITOMO MITSUI BANKING CORPORATION

277 Park Avenue

New York, New York 10172

UBS AG, STAMFORD BRANCH

600 Washington Boulevard

Stamford, Connecticut 06901

UBS SECURITIES LLC

11 Madison Avenue

New York, New York 10010

MORGAN STANLEY SENIOR FUNDING, INC.

1585 Broadway

New York, NY 10036

Re: Amendment No. 1 to Commitment Letter and Fee Letter each dated December 21, 2025 for Project Jupiter

Ladies and Gentlemen:

Reference is hereby made to the following agreements:

(a)             the Commitment Letter dated as of December 21, 2025 for Project Jupiter (as amended by the letter agreement dated January 21, 2026, and as further amended, supplemented or otherwise modified from time to time, the “Commitment Letter”), by and among Jupiter Company Limited (“Parent”) and Jupiter Borrower, Inc. (“AcquisitionCo”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Citi (as defined in the Commitment Letter), Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (together with its designated affiliates, “BofA Securities” and, together with Bank of America, “BofA”), Jefferies Finance LLC (“Jefferies”), MUFG Bank, Ltd. (“MUFG”), Sumitomo Mitsui Banking Corporation (“SMBC”), UBS AG, Stamford Branch (“UBS AG”), UBS Securities LLC (“UBSS” and, together with UBS AG, “UBS”) and Morgan Stanley Senior Funding, Inc. (“MSSF” and, together with JPMorgan, Citi, BofA, Jefferies, MUFG, SMBC and UBS, the “Committed Lenders”); and

(b)             the Fee Letter dated as of December 21, 2025 for Project Jupiter, by and among Parent, AcquisitionCo and the Committed Lenders (as amended, supplemented or otherwise modified from time to time, the “Fee Letter”).

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Commitment Letter or the Fee Letter, as applicable.

1.             Amendments to Commitment Letter. By execution hereof, the parties agree that the Commitment Letter is amended as follows:

(a) Amendment to Exhibit B (Term Sheet). Clause (B) of the section titled “Availability” in Exhibit B to the Commitment Letter is hereby amended by deleting it in its entirety and replacing it with the following:

“(B) Revolving Loans (exclusive of letter of credit usage) may be made available on the Closing Date up to the full amount of the Revolving Commitments then in effect (i) to fund Transaction Costs, fees and expenses in connection with the Transactions, (ii) to finance capital expenditures, (iii) for other general corporate purposes, (iv) in the amount necessary to fund upfront fees or “flex” OID under the Facilities, (v) for ordinary course working capital and other general corporate purposes (including to refinance any indebtedness incurred for working capital purposes) and (vi) in the amount necessary to fund any purchase price adjustments in accordance with the terms of the Acquisition Agreement. Additionally, Revolving Loans may be made available on the Closing Date for any other purpose up to the amount of cash and cash equivalents held by foreign subsidiaries of the Target and for which the repatriation of such funds may (i) result in material adverse tax consequences to TopCo or one of its subsidiaries (as determined by the Borrower in good faith) or (ii) (1) be prohibited or delayed by or violate or conflict with applicable law, (2) be restricted by applicable organizational documents or any agreement, (3) be subject to other organizational or administrative impediments or (4) conflict with the fiduciary duties of the applicable directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any applicable officer, director or manager. Additionally, Letters of Credit may be issued on the Closing Date in order to backstop or replace letters of credit outstanding on the Closing Date under any facilities no longer available to the Target or its subsidiaries as of the Closing Date. Otherwise, Revolving Loans and Letters of Credit under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility (including, subject to the limitation described in this paragraph, on the Closing Date), in minimum principal amounts to be agreed upon. Amounts repaid under the Revolving Facility may be reborrowed.”

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(b) Conforming changes; mutatis mutandis. The Commitment Letter is further amended mutatis mutandis to make any definitional, cross-reference and interpretive changes necessary to give full effect to Section 1 of this letter agreement, including conforming references to the Revolving Facility’s Closing Date availability.

2.             Amendments to Fee Letter. By execution hereof, the parties agree that the Fee Letter is amended as follows:

(a) References to Commitment Letter. Each reference to the “Commitment Letter” in the Fee Letter shall be deemed to be a reference to the Commitment Letter as amended by this letter agreement.

(b) Ratification. Except as expressly provided in clause (a) of this Section 2, the Fee Letter (including all fee percentages, bases of calculation, timing of payments, reimbursement, indemnity, confidentiality, syndication, yield protection and similar provisions) is ratified and confirmed in all respects and remains unchanged and in full force and effect.

3.             Effect; Amendments; Governing Law; Etc. Except as specifically amended by this letter agreement, the Commitment Letter and the Fee Letter shall remain in full force and effect. This letter agreement shall be construed in connection with and form part of the Commitment Letter and the Fee Letter, as applicable, and any reference to any of the Commitment Letter or the Fee Letter shall be deemed to be a reference to the Commitment Letter and the Fee Letter, each as amended by this letter agreement. This letter agreement may not be amended or modified, or any provision hereof waived, except by an instrument in writing signed by the parties hereto. This letter agreement, the Commitment Letter and the Fee Letter set forth the entire agreement between the parties hereto and supersede all prior understandings, whether written or oral, between the parties hereto with respect to the matters herein and therein. Each of AcquisitionCo and Parent, jointly and severally, agrees that this letter agreement and its contents are subject to the confidentiality provisions of the Commitment Letter applicable to AcquisitionCo and Parent. Each of AcquisitionCo and Parent, jointly and severally, agrees that this letter agreement and its contents are subject to the indemnification, limitation of liability and waiver of indirect, special, punitive or consequential damages provisions of the Commitment Letter and references therein to the "Commitment Letter" shall be deemed to include the Commitment Letter as amended by this letter agreement. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This letter agreement and the rights and duties of the parties hereunder (including, without limitation, any claims sounding in contract law or tort law or based on any other theory, in each case, arising out of the subject matter hereof and whether at law or in equity) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES THEREUNDER. The submission to jurisdiction provision of the Commitment Letter is incorporated herein by reference, mutatis mutandis, and such provision shall apply to this letter agreement, and will bind each of the parties hereto, in the same manner and to the same extent as such provision applies to the Commitment Letter, the Fee Letter and the original parties thereto.

This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tiff” or “DocuSign”) shall be effective as delivery of a manually executed counterpart hereof. The words "executed,” “execution," “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement or any document to be signed in connection with this letter agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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Very truly yours,

JUPITER BORROWER, INC.

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Authorized Signatory

JUPITER COMPANY LIMITED

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Authorized Signatory

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]

ACKNOWLEDGED AND AGREED
as of the date first written above:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Matthew D. Griffith
Name: Matthew D. Griffith
Title: Managing Director

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Managing Director

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]

BANK OF AMERICA, N.A.

By:	/s/ Sanjay Rijhwani
Name: Sanjay Rijhwani
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Sanjay Rijhwani
Name: Sanjay Rijhwani
Title: Managing Director

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]

JEFFERIES FINANCE LLC

By:	/s/ John Koehler
Name: John Koehler
Title: Managing Director

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]

MUFG BANK, LTD.

By:	/s/ J.P. Chaput
Name: J.P. Chaput
Title: Director

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Matthew Burke
Name: Matthew Burke
Title: Managing Director

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]

UBS AG, STAMFORD BRANCH

By:	/s/ Bryan Farris
Name: Bryan Farris
Title: Managing Director

By:	/s/ Michele Cousins
Name: Michele Cousins
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Bryan Farris
Name: Bryan Farris
Title: Managing Director

By:	/s/ Michele Cousins
Name: Michele Cousins
Title: Managing Director

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Ethan Plater
Name: Ethan Plater
Title: Authorized Signatory

[Signature Page to Amendment to Jupiter Commitment and Fee Letters]